UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 18, 2020

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 18, 2020, an indirect subsidiary of NextEra Energy Partners, LP (NEP) completed the acquisition (the acquisition) of 100% of the membership interests in Wilmot Energy Center, LLC (Wilmot) and 100% of the Class C membership interests in Pine Brooke Class A Holdings, LLC (Pine Brooke Holdings) pursuant to the previously announced purchase and sale agreement with NEP US SellCo, LLC (the seller) and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources, LLC (NEER), filed as Exhibits 2.2 and 2.3 to NEP's Current Report on Form 8-K filed with the SEC on November 6, 2020 (the Purchase Agreement 8-K). The purchase price consisted of cash consideration of approximately $374 million, plus working capital and other adjustments of approximately $4 million (subject to certain post-closing adjustments). NEP expects to subsequently receive proceeds from the sale of differential membership interests in Wilmot to result in net consideration of approximately $324 million. Wilmot is an approximately 100 megawatt (MW) solar generation facility and 30 MW energy storage system under construction in Arizona with an expected in service date in early 2021. The Class C membership interests in Pine Brooke Holdings represent an indirect 40% noncontrolling ownership interest in each of:

• Soldier Creek Wind, LLC, a project company that owns an approximately 300 MW wind generation facility located in Kansas;
• Ponderosa Wind, LLC, a project company that owns an approximately 200 MW wind generation facility located in Oklahoma;
• Blue Summit III Wind, LLC, a project company that owns an approximately 200 MW wind generation facility located in Texas;
• Saint Solar, LLC, a project company that owns an approximately 100 MW solar generation facility located in Arizona;
• Taylor Creek Solar, LLC, a project company that owns an approximately 75 MW solar generation facility located in Florida;
• Harmony Florida Solar, LLC, a project company that owns an approximately 75 MW solar generation facility located in
Florida; and
• Sanford Airport Solar, LLC, a project company that owns an approximately 49 MW solar generation facility located in Maine.

Additionally, on December 18, 2020, Genesis Solar Holdings, LLC (Genesis Holdings), an indirect subsidiary of NEP, issued and sold non-controlling Class B membership interests in Genesis Holdings for $750 million of cash consideration (the initial Class B investment) to investors (investors) affiliated with funds managed by Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, KKR) pursuant to the previously announced membership interest purchase agreement filed as Exhibit 2.1 to the Purchase Agreement 8-K. Genesis Holdings indirectly owns 100% of the Class A membership interests of entities that own: (1) Genesis Solar Energy Center, an approximately 250 MW solar generation facility located in California; (2) Elk City Wind Energy Center, an approximately 99 MW wind generation facility located in Oklahoma; (3) Northern Colorado Wind Energy Center, an approximately 174 MW wind generation facility located in Colorado; and (4) Baldwin Wind Energy Center, an approximately 100 MW wind generation facility located in North Dakota, as well as the membership interests purchased in the acquisition. Genesis Funding, LLC, an indirect subsidiary of NEP, retained 100% of the controlling Class A membership interest in Genesis Holdings, as well as certain Class B membership interests in Genesis Holdings which will be sold to the investors at a final funding expected to occur in early 2021 (the final Class B funding). NEP will consolidate Genesis Holdings.

In connection with the initial Class B investment, the limited liability company agreement for Genesis Holdings was amended and restated (as so amended and restated, the LLC agreement). Under the LLC agreement, NEP, through its indirect ownership of Genesis Funding, will receive 75% of Genesis Holdings’ cash distributions for the first ten years after the initial closing, and the investors will receive 25%, except that, until the final Class B funding, NEP will receive approximately 83% of Genesis Holdings’ cash distributions and the investors will receive 17%. From the fifth to the tenth anniversary of the initial funding, NEP has the option (the buyout right), subject to certain limitations, to periodically purchase the investors' class B membership interests in Genesis Holdings at a buyout price that implies a fixed pre-tax annual return of approximately 6.75% to the investors (inclusive of all prior distributions). If exercised, NEP has the right to pay 100% of the buyout price in NEP non-voting common units, issued at the then-current market price of NEP common units, or cash (or a combination thereof), subject to limitations described in the LLC agreement. If certain minimum buyouts have not occurred following September 18, 2027, the investors' allocation of Genesis Holdings' cash distributions with respect to the Class B membership interests that the investors still own would increase to 99%, but after December 18, 2030, the investors' allocation of Genesis Holdings' cash distributions with respect to the Class B membership interests that the investors still own would decrease to 80%, subject to certain adjustments. Under a registration rights agreement entered into on December 18, 2020, the investors have certain rights, beginning January 1, 2028, and continuing until March 31, 2032, to require NEP, under certain circumstances, to initiate underwritten offerings for NEP common units issued upon conversion of any NEP non-voting common units received by the investors upon an exercise by NEP of its buyout right.

Following any exercise of the buyout right in which NEP issues non-voting common units, the investors will have, among other rights, the right to receive pro rata quarterly cash distributions with respect to those NEP non-voting common units they own and the right, subject to certain limitations, to convert the NEP non-voting common units into NEP common units on a one-for-one basis.

Set forth below are responses to the applicable Items of Form 8-K that are implicated by the transactions described above.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 and qualified in its entirety by the text of the LLC agreement, which is included as Exhibit 10.1 hereto and incorporated by reference herein.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The non-controlling Class B membership interests in Genesis Holdings were sold to the investors in reliance upon an exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 and qualified in its entirety by the text of the relevant agreement, which is included as Exhibit 10.1 hereto and incorporated by reference herein.

The general effect of the issuance and sale to the investors of the non-controlling Class B membership interests in Genesis Holdings upon the rights of the holders of the common units of NEP is described in the Explanatory Note, which description is incorporated by reference herein.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Limited Liability Company Agreement of Genesis Solar Holdings, LLC, dated as of December 18, 2020
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 22, 2020

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer
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